Exhibit 14d

       Zweig        EUCLID
Mutual Funds        MUTUAL FUNDS
           [LOGOS]

403(b)(7)
Tax-Sheltered Custodial
Account Agreement

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                       ZWEIG/EUCLID MUTUAL FUNDS 403(b)(7)
                    Tax-Sheltered Custodial Account Agreement
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o     Please read this booklet carefully with your tax advisor.

o Complete the Account Application Form. Please make certain that you sign the "Acceptance" section of the form.

o     Complete the Initial Designation of Beneficiary Form.

o If you are transferring amounts from another 403(b) arrangement to Zweig Series Trust or Euclid Mutual Funds, complete the 403(b)(7)
      Transfer/Direct Rollover Request Form contained in the booklet.

o If you are rolling over amounts from another 403(b) agreement to Zweig Series Trust or Euclid Mutual Funds, complete the 403(b)(7)
      Transfer/Direct Rollover Form contained in the booklet.

o Complete the 403(b)(7) Distribution Request Form only if you are requesting a distribution from your Zweig Series Trust or Euclid Mutual Funds Tax-Sheltered Custodial Account.

o Complete the (Sample) Salary Reduction Agreement only if your employer does not provide you with a company form. If you complete the (Sample) Salary Reduction Agreement provided in this booklet please give it to your employer.

o (Sample) Worksheets are provided to assist you in determining contribution amounts.

o     Mail Completed Application and Beneficiary Form and any other forms
      described above to:           State Street Bank and Trust Company
                                    P.O. Box 8505
                                    Boston, MA 02266-8505

o     For assistance please call 1 (800) 272-2700

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                                TABLE OF CONTENTS

      Facts About Your 403(b)(7)...................................2

      Tax Sheltered Custodial Account Agreement..................3-8

      Account Application......................................9A-9B

      Initial Designation of Beneficiary Form..................9C-9D

      Transfer/Direct Rollover Request Form..................10A-10B

      Distribution Request Form..............................11A-11C

      Worksheets (Samples from IRS Publication 571)..........12A-12D

      Salary Reduction Agreement (Sample)........................ 13

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                            ZWEIG/EUCLID MUTUAL FUNDS
                  Facts About Your 403(b)(7) Custodial Account
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Why is the Zweig/Euclid Mutual Funds 403(b)(7) Tax Sheltered
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It is a special retirement program which allows employees of certain tax-exempt employers to have a specified portion of their salary withheld and contributed to a special custodial account on their behalf. The amount you elect to have withheld, and any earnings on that amount, will not be subject to federal (and in most cases, State and local) income taxes until it's actually distributed. Thus, contributions are made with pre-tax dollars. This money will, however, be subject to Social Security taxes at all times.

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Who is an eligible employer?
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An eligible employer must be either a public school system or an organization which is exempt from tax under Section 501(c)(3) of the Internal Revenue Code. Such organizations include non-profit hospitals, private and parochial schools, colleges, scientific and research foundations, and churches.

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How are contributions made?
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Once you determine the amount to be set aside from your salary each pay period, your employer will handle the payroll deduction and send those amounts (contributions) to State Street Bank & Trust Company to be deposited into a special custodial account on your behalf.

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How is money invested?
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According to law, money contributed under a 403(b)(7) arrangement can only be invested in mutual funds. Under this program, you can invest in any of the mutual fund portfolios making up the Zweig Mutual Funds or Euclid Mutual Funds. Each portfolio has distinct investment objectives and policies.

Please read the prospectus for a description of each Zweig/Euclid Mutual Fund currently available.

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How much can I contribute each year?
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The IRS has prescribed a formula that takes several factors into account to arrive at your maximum contribution. The general rule of thumb is that you can contribute up to the lesser of $9,500 or one-sixth of your gross salary. The $9,500 annual salary reduction limit is reduced, dollar for dollar, by salary reduction contributions to a 401(k) plan, Simplified Employee Pension (SEP) or other similar salary reduction arrangement.

A special increased salary reduction limit exists for employees who have completed 15 years of service with an educational organization, a hospital, a home health service agency, a church, a convention or association of churches, or a health and welfare service agency. Furthermore, these employees can elect one of three special calculations which allow greater credit for prior years of service.

To assist you in calculating your contributions, we have provided a "Contribution Worksheet" in this booklet. For more information, please contact your tax advisor. Also, read IRS Publication 571, "Tax Sheltered Annuity Programs", which can be obtained from any IRS office.

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What happens if I contribute too much?
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There are two types of over contributions. The first is an "excess contribution"
and the second is an "excess elective deferral".

If you contribute more than you exclusion allowance you will have an excess contribution subject to an IRS 6% penalty tax for each year that the excess remains in your account. An excess contribution may be corrected by removing the excess contribution or by contributing less than you are permitted in a subsequent year. If the refund of the excess contribution is made before the end of the year the contribution was made, the 6% penalty tax can be avoided.

If your salary reduction amounts exceed $9,500 (under all plans) you will have an excess elective deferral. These excess amounts are includible in your income in the taxable year in which the deferral was made. You are permitted to determine the amount of the excess deferral by the following March 1 and can withdraw these amounts with earnings by April 15. If you fail to withdraw the excess deferrals, they (plus attributable income) are includible in your income in the year of the deferral and in the year of distribution (usually, when you retire). Thus, excess deferrals should be timely removed to avoid double taxation.

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Can I change the amount of my salary reduction contribution?
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Yes. You can increase or decrease the contribution rate (only once each year) by completing a new salary reduction agreement with your employer. You may terminate the agreement at any time with respect to salary not yet earned.

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When can I withdraw money?
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With the exception of death, disability or financial hardship you cannot withdraw any money prior to age 59 1/2 or termination of employment.

In the case of hardship, the distribution of any income attributable to salary reduction contributions is not permitted for tax years beginning after 1988.

The general rule is that you must start taking distributions by April 1 following the calendar year in which you reach age 70 1/2. However, in the case of a governmental or church plan, the required beginning date is the later of
(1) the date under the general rule or (2) April 1 of the calendar year following the calendar year in which you retire.

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What are the annual fees?
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The annual custodial fee is $10. This fee will be deducted from your custodial account. The maximum annual maintenance fee per annum will not exceed $20.00 per Social Security number.
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                       ZWEIG/EUCLID MUTUAL FUNDS 403(b)(7)
                    Tax-Sheltered Custodial Account Agreement
================================================================================

This Agreement allows you to establish a tax-sheltered custodial account authorized under Section 403(b)(7) of the Internal Revenue Code. By electing to reduce your compensation and have your Employer contribute into your tax-sheltered custodial Account, you will not be taxed on the amounts contributed or earnings attributable to such amounts until the funds are withdrawn from your Account.

SECTION ONE:  DEFINITIONS

The following words and phrases when used in this Agreement with initial capital letters shall have the meanings set forth below.

1.01 Account - Means the tax-sheltered custodial Account established pursuant to this Agreement for the benefit of the Participant and when the context so implies refers to the assets, if any, then held by the Custodian hereunder.

1.02 Agreement - Means this 403(b)(7) Tax-Sheltered Custodial Account Agreement.

1.03 Beneficiary - Means the person or persons designated by the Participant in accordance with Section 4.04 to receive any distributions from the Account upon the Participant's death.

1.04 Code - Means the Internal Revenue Code of 1986, as amended from time to time.

1.05 Custodian - Means State Street Bank & Trust Co., Inc.,or any successor thereto which qualifies to serve as Custodian in the manner prescribed by
Section 401(f)(2) of the Code.

1.06 Employer - Means the entity so designated on this Agreement. The Employer must be an entity described in Section 501(c)(3) of the Code which is exempt from tax under Section 501(a) of the Code, an educational organization described in Section 170(b)(1)(A)(ii) of the Code or any other entity eligible under
Section 403(b) of the Code to make contributions to tax-sheltered custodial accounts.

1.07 Participant - Means any person who is regularly employed by the Employer who elects to participate in this Agreement by completing and signing a Salary Deferral Agreement or such other form as may be acceptable to the Employer.

1.08 Salary Deferral Agreement - Means the Salary Deferral Agreement signed by the Employee and delivered to the Employer whereby the Employee authorizes a deferral of salary to be contributed by the Employer to the Employee's Account established hereunder.

1.09 Sponsor - Means Zweig Series Trust or Euclid Mutual Funds.

1.10 Payor - Means State Street Bank and Trust Company

SECTION TWO: CONTRIBUTIONS

2.01 Salary Deferral Agreement - The Custodian may accept contributions from the Employer on behalf of a Participant made pursuant to a Salary Deferral Agreement. A Participant shall designate the amount or percentage by which such Participant's compensation is to be deferred in the Salary Deferral Agreement. Such amount or percentage shall be effective until otherwise modified in writing by the Participant. A Participant may amend or terminate his or her Salary Deferral Agreement at such times as may be permitted by the Employer, however the Participant may not change his or her election more than once per tax year unless permitted by the Employer in a uniform and nondiscriminatory manner.

2.02 Maximum Contribution Limits - In no event shall the contributions to the Account for a tax year on behalf of a Participant exceed the maximum allowable deferrals permitted under current law or regulation.

      a. The maximum salary deferral made during a tax year on behalf of a Participant, when aggregated with other salary deferral amounts made through the Employer (or controlled group of Employers under IRC 414(b), (c), (m) or (o)), shall not exceed the lesser of the maximum permitted amount for a Participant under Sections 403(b)(2) and 415(c) of the Code for that year.

      b. The maximum of all Salary Deferrals made during the Participant's tax year shall not exceed the limitations set forth in Section 402(g) of the Code.

      c. The maximum salary deferrals may be based on a valid election by the Participant to use available special increase options.

2.03 Transfer to Custodial Account - The Participant may transfer (or arrange for the transfer of) assets from another annuity contract or custodial account described in Section 403(b) of the Code to this Account. The transfer shall be accepted by the Custodian if the Participant certifies the transaction satisfies all current requirements for such a transaction. The Custodian may request the Participant to provide such information it deems necessary prior to accepting the transfer. The Custodian shall not be responsible for determining whether any transfer is proper.

SECTION THREE:  INVESTMENT OF CONTRIBUTIONS

3.01 Shares of Regulated Investment Companies - All Contributions by a Participant to his or her Account shall be invested by the Custodian pursuant to written instructions concerning investments delivered by the Participant to the Custodian prior to or at the time a contribution is made to the Account. The Custodian shall, within a reasonable time following receipt of written instructions from the Participant, invest such contributions in full or fractional shares of certain regulated investment companies.

      For purposes of this Agreement, "regulated investment companies" means any regulated investment company or companies within the meaning of Section 851(a) of the Code or any series issued by such company which has an investment advisory agreement and/or a distribution agreement with the company, or any of its affiliated or associated companies and which has agreed to offer shares for use as funding vehicles for the Account.

      If the investment instructions provided by the Participant to the Custodian are not received by the Custodian or are, in the opinion of the Custodian, ambiguous, the Custodian may hold or return all or a portion of the contribution uninvested without liability for loss of income or appreciation, without liability for interest, dividends or any other gain whatsoever, pending receipt of proper instructions or clarification. The Custodian shall advise the Participant of the form and manner in which investment instructions must be given.

3.02 Participant Change of Investment - Subject to rules and procedures adopted by the Custodian, a Participant may, at his or her election, direct the Custodian to redeem any or all regulated investment company shares held by the Custodian pursuant to this Agreement and to reinvest the proceeds in such other regulated investment company shares as directed. Transactions of this character must conform with the provisions of the current prospectus for the regulated investment company shares subject to purchase.

3.03 Dividends and Distributions - Dividends and other distributions received by the Custodian on shares of any regulated investment company held in the Account shall be reinvested in additional shares of the regulated investment company from which the dividend or other distribution originates, unless the Participant directs the Custodian to act otherwise. Should a Participant have the choice of receiving a distribution of shares from a regulated investment company in additional shares, cash or other property, the Custodian shall nonetheless elect to receive such distribution in additional shares.

3.04 Registered Owner, Voting Rights - All regulated investment company shares acquired by the Custodian pursuant to this Agreement shall be registered in the name of the Custodian or its nominee. The Custodian shall deliver or cause to be executed and delivered to the Participant all notices, prospectuses, financial statements, proxies and related proxy information. The Custodian shall vote the shares in accordance with instructions from the Participant.

3.05 Sales Charges - All sales charges transfer fees, investment fees or other administrative charges associated with the purchase of, transfer of or sale of regulated investment company shares shall be charged to the Account of the Participant.

SECTION FOUR: DISTRIBUTIONS

4.01 Limitations on Distributions - Subject to the limitations described in this Agreement, a Participant may request a distribution from the Account. A Participant's Account may not be distributed prior to the Participant's

      (a)   attainment of age 59 1/2,

      (b) incurring a disability within the meaning of Section 72(m)(7) of the Code,

      (c)   death,

      (d)   encountering a financial hardship, or

      (e)   separation from service.

      No distribution shall be made to a Participant (or Beneficiary, if applicable) until he or she completes such written forms and provides such additional information and documentation as the Custodian, in its sole discretion, may deem necessary.

      If the value of the Account immediately preceding the 1989 Plan Year is ascertainable, such pre-1989 amounts are not subject to the limitations of
Section 4.01.

4.02 Financial Hardship - For purposes of this Agreement, "financial hardship" shall include a financial need incurred by the Participant due to illness, temporary disability, purchase of a home, or educational expenses of the Participant or any member of his or her immediate family, or any other immediate and heavy financial need of the Participant; provided, however, no financial hardship shall exceed or otherwise not conform to the requirements of Section 403(b)(7) of the Code. No distributions on account of financial hardship shall exceed the amount determined to be required to meet the immediate financial need created by the hardship which cannot be otherwise reasonably accommodated from other resources of the Participant. Any distribution made on account of a Participant's financial hardship shall be made to such Participant in a single sum payment in cash pursuant to written instructions in a form acceptable to the Custodian, and delivered to the Custodian as may be provided in Section 403(b)(7) of the Code.

      Hardship distributions may consist only of the amounts contributed pursuant to a Participant's Salary Deferral Agreement.

4.03 Form of Distribution - Distributions for other than a financial hardship shall be made in any one or more or any combination of the following forms:

      (a) single lump sum payment;

      (b) monthly, quarterly, semiannual or annual payments over a period elected by the Participant not to extend beyond the Participant's life expectancy; or

      (c) in monthly, quarterly, semiannual or annual payments over a period selected by the Participant not to exceed the joint life and last survivor expectancy of the Participant and his or her Beneficiary.

      At any time prior to commencement of distribution, the Participant may make or change the foregoing distribution forms by delivering a written notice to the Custodian.

      Notwithstanding any other provision to the contrary, the Custodian may make an immediate single sum distribution to the Participant or Beneficiary (if applicable) if the value of the Account does not exceed $3,500.

At the discretion of the Custodian, other forms of distribution, if allowed under applicable provisions of the Code, may be allowed.

      In the event a Participant does not elect any of the methods of distributions described above on or before such Participant's 70 1/2 birthday, the Participant shall be deemed to have elected distribution made on his or her 70 1/2 birthday in the form of periodic payments over the single life expectancy of the participant using the declining years method of determining the Participant's life expectancy multiple; provided, however, the Custodian shall have no liability to the Participant for any tax penalty or other damages which may result from any inadvertent failure by the Custodian to make such a distribution.

      Notwithstanding anything in this Agreement to the contrary distributions shall conform to the minimum distribution requirements of Section 401(a)(9) of the Code and the regulations thereunder, including Treasury Regulations Sections 1.401(a)(9)-2 and 1.403(b)-2.

      If the value of the Account prior to 1987 is determinable, the pre-1987 amount need not be subject to a required minimum distribution until the calendar year the Participant attains age 75, or such later date as may be allowed by law or regulation.

4.04 Designation of Beneficiary - Each Participant may designate, upon a form provided by the Custodian, any person or persons (including an entity other than a natural person) as primary or contingent Beneficiary to receive all or a specified portion of the Participant's Account in the event of the Participant's death. A Participant may change or revoke such Beneficiary designation from time to time by completing and delivering the proper form to the Custodian.

4.05 Distribution Upon Death of Participant - If a Participant dies before his or her entire interest in the Account is distributed to him or her, or if distribution has commenced to the Participant and his or her surviving spouse and such surviving spouse dies before the entire interest is distributed to such spouse, the entire interest or remaining undistributed balance of such interest shall be distributed in the form of a single sum cash payment, or other form of payment as permitted under current applicable code or regulations, to the Beneficiary or Beneficiaries, if any, designated by the Participant or his or her spouse as the case may be. In the event no such Beneficiary has been designated, the Participant's estate shall receive the balance of the Account.

4.06 Distribution of Excess Amounts - The Custodian may make distribution of any excess to the Participant.

4.07 Eligible Rollover Distributions - At the election of a Participant (or the surviving spouse Beneficiary of a deceased Participant) the Custodian shall pay any eligible rollover distribution to an individual retirement plan described in
Section 408 of the Code or another annuity contract or custodial account described in Section 403(b) of the Code in a direct rollover for that Participant (or beneficiary). The term "eligible rollover distribution" shall have the meaning set forth in Sections 402(c)(2) and (4) of the Code and Q&A-3 through Q&A-8 of Treasury Regulations Section 1.402(c)-2T.

      The Participant (or surviving spouse beneficiary) who desires a direct rollover must specify the individual retirement plan or 403(b) plan to which the eligible rollover distribution is to be paid and satisfy such other reasonable requirements as the Custodian may impose.

SECTION FIVE: ADMINISTRATION

5.01 Duties of the Custodian - The Custodian shall have the following obligations and responsibilities:

      (a) To hold contributions to the Account it receives, invest such contributions pursuant to the Participant's instructions and distribute Account assets pursuant to this Agreement;

      (b) To register any property held by the Custodian in its own name, or in nominal bearer form, that will pass delivery;

      (c) To maintain records of all relevant information as may be necessary for the proper administration of the Account;

      (d) To allocate earnings, if any, realized from such contributions and such other data information as may be necessary;

      (e) To file such returns, reports and other information with the Internal Revenue Service and other government agencies as may be required of the Custodian under applicable laws and regulations.

5.02 Reports - As soon as practicable after December 31st of each calendar year, and whenever required by regulations under the Code, the Custodian shall deliver to the Participant a written report of the Custodian's transactions relating to the Account during the period from the last previous accounting and shall file such other reports as may be required under the Code.

      On receipt of the Custodian's report referenced in the preceding paragraph a Participant shall have a period of 60 days following receipt to deliver a written objection to the Custodian concerning information provided in the report. In the event the Participant neglects to file such written objection, the report shall be deemed approved and in such case, the Custodian shall be forever released and discharged with respect to all matters and things included herein.

5.03 Custodian Not Responsible for Certain Actions - Notwithstanding the foregoing, the Custodian shall have no responsibility for determining the amount of or collecting contributions to the Account made pursuant to this Agreement; determining the amount, character or timing of any distribution to a Participant under this Agreement; determining a Participant's maximum contribution amount; maintaining or defending any legal action in connection with this Agreement, unless agreed upon by the Custodian, Employer and Participant.

5.04 Indemnification of Custodian - The Employer and Participant shall, to the extent permitted under law, indemnify and hold the Custodian harmless from and against any liability which may occur in the administration of the Account unless arising from the Custodian's breach of its responsibilities under this Agreement. By execution of this Agreement, it is the specific intention of the parties that no fiduciary duties be conferred upon the Custodian nor shall any be implied from this Agreement or the acts of this Custodian.

5.05 Custodian's Fees and Expenses - The Custodian may charge fees in connection with the Account. In addition, the Custodian has the right to be reimbursed for any taxes or expenses incurred by or on behalf of the Account. All such fees, taxes or expenses may be charged against the Account or, at the option of the Custodian, may be paid directly by the Participant or Employer. The Custodian reserves the right to change its fee schedule, or add new fees, at any time upon 30 days prior written notice to the Participant.

SECTION SIX: AMENDMENT AND TERMINATION

6.01 Amendment of Agreement - This Agreement may be amended by an agreement in writing between the Employee and Custodian. In addition, by execution of this Agreement, the Employer and the Participant delegate to the Custodian all authority to amend this Agreement by written notification from the Custodian to the Participant as to any term hereof, at any time (including retroactively) except that no amendment shall be made which may operate to disqualify the Account under Section 403(b)(7) of the Code. The effective date of any amendment hereto shall be the date specified in said amendment or 30 days subsequent to the time notification of amendment is delivered by the Custodian to the Participant.

6.02 Termination by Participant - The Participant reserves the right to terminate further contributions to his or her Account pursuant to this Agreement by executing and delivering to the Custodian an executed copy of an agreement terminating said contributions. The Participant further reserves the right to terminate his or her adoption of this Agreement in the event that he or she shall be unable to secure a favorable ruling from the Internal Revenue Service with respect to the Agreement. In the event of such termination, the Custodian shall distribute the Account to the Participant.

6.03 Resignation or Removal of Custodian - The Custodian may resign as Custodian of any Participant's Account upon 30 days written notice to the Participant. The Participant may remove a Custodian upon 30 days prior written notice. Upon such resignation or removal, a successor Custodian shall be named. Upon designation of a successor Custodian, the Custodian shall transfer the assets held pursuant to the terms of this Agreement to the successor Custodian. The Custodian may retain a portion of the assets to the extent necessary to cover reasonable administrative fees and expenses.

      Where the Custodian is serving as a nonbank custodian pursuant to Section 1.401-12(n) of the Treasury Regulations, the Participant will appoint a successor custodian upon notification by the Commissioner of Internal Revenue that such substitution is required because the Custodian has failed to comply with the requirements of Section 1.401-12(n) or is not keeping such records or making such returns or rendering such statements as are required by forms or regulations.

SECTION SEVEN: MISCELLANEOUS

7.01 Applicable Law - This Agreement is established with the intention that it qualify as a tax-sheltered custodial account under Section 403(b)(7) of the Code and that contributions to the same be treated accordingly. To the extent not governed by Federal law, this Agreement shall be construed, administered and enforced in accordance with the laws of the Custodian's state of incorporation.

      If any provision of this Agreement shall for any reason be deemed invalid or unenforceable, the remaining provisions shall, nevertheless, continue in full force in effect and shall not be invalidated.

7.02 Nonalienation - The assets of a Participant in his or her Account shall be nonforfeitable at all times and shall not be subject to alienation, assignment, trustee process, garnishment, attachment, execution or levy of any kind, nor shall such assets be subject to the claims of the Participant's creditors.

7.03 Terms of Employment - Neither the fact of the implementation of this Agreement nor the fact that a common law employee has become a Participant, shall give to such employee any right to continued employment; nor shall either fact limit the right of the

Employer to discharge or to deal otherwise with an employee without regard to the effect such treatment may have upon the employee's rights as a Participant under this Agreement.

7.04 Notices - Any notice or other communication which the Custodian may give to a Participant shall be deemed given when sent by first class mail to the Participant's last known address on the Custodian's records. Any notice or other communication to the Custodian shall not become effective until the Custodian actually receives it.

7.05 Matters Relating to Divorce - Upon receipt of a domestic relations order, the Custodian may retain an independent third party to determine whether the order is a Qualified Domestic Relations Order pursuant to Section 414(p) of the Code. The Custodian may charge to the Account any and all expenses associated with the determination.

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                      ZWEIG/EUCLID MUTUAL FUNDS 403(b)(7 )
                               ACCOUNT APPLICATION
================================================================================

The undersigned Employee represents that he/she has read the foregoing Code
Section 403(b)(7) Tax-Sheltered Custodial Account Agreement and understands the terms and provisions thereof and hereby establishes an Account pursuant to said Agreement. The Employee hereby directs State Street Bank & Trust Company, 2 Heritage Drive, Quincy, MA 02171, to serve as Custodian in accordance with this Agreement. The annual Custodian fee of $10.00 has been disclosed to the Employee and the Employee hereby consents to payment of the same. The maximum annual custodial fee will not exceed $20.00 per social security number.

    BE SURE TO COMPLETE THE INITIAL BENEFICIARY DESIGNATION FORM ON PAGE 9C-D

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                                                --------------------
                                                BFDS Social Code 773
                                                --------------------

1. EMPLOYEE DATA

Name______________________________________________Date of Birth_________________

Address:  ________________________________________Social Security Number________

City _______________________________ State ___________________Zip Code__________

Effective date for commencement of contributions
                                                 -------------------------------
                                                    Month        Day      Year
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2. TYPE OF TRANSACTION

      |_| Rollover (Please complete pages 9 C-D, 10A-B, in addition to this application)

      |_| Transfer from another custodian (Please complete pages 9C-D, 10A-B, in addition to this application)

      |_| New Account (Complete this application and Initial Designation of Beneficiary Form pages 9C-D)
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3. EMPLOYER DATA

Employer is a           |_| 501(c)(3) Organization (specify)
                        |_| Public School

Name of Employer________________________________________________________________

Contact Person _________________________________________________________________

Address:________________________________________________________________________

________________________________________________________________________________

Telephone Number (    )_________________________________________________________
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

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4. INVESTMENT SELECTION

I elect to have my contributions invested as follows:

A.  Fund Name: ___________________________________________________

                  |_|  Class A      |_| Class B       |_| Class C

B.  Fund Name: ___________________________________________________

                  |_|  Class A      |_| Class B       |_| Class C

C.  Fund Name: ___________________________________________________

                  |_|  Class A      |_| Class B       |_| Class C
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5. DEALERS AND ADVISERS Only. If the information below is furnished, duplicate statements of the Custodial Account will be sent to the person designated.

________________________________________________________________________________
Account Executive's Name                   Account Executive Number

________________________________________________________________________________
Dealer/Adviser's Name                      Telephone Number

________________________________________________________________________________
Branch Address                             Branch Number

________________________________________________________________________________
City                                       State                Zip Code
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6. ACCEPTANCE

I, the undersigned Employee, hereby agrees to the terms and conditions set forth in the Zweig/Euclid Mutual Funds 403(b)(7) Tax Sheltered Custodial Account Agreement. I knowingly assume responsibility for any tax consequences and penalties which may result from contributions to, transactions with or without distributions from the Account. I acknowledge receipt of a copy of this Agreement.

________________________________________________________________________________
Employee Signature                         Date
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
 This application will be maintained by State Street Bank and Trust Company as
                                   Custodian.

The complete application must be sent to:    STATE STREET BANK AND TRUST COMPANY
                                             P.O. BOX 8505
                                             BOSTON, MA 02266-8505

                Questions should be directed to 1-(800) 272-2700.
--------------------------------------------------------------------------------

================================================================================
                       ZWEIG/EUCLID MUTUAL FUNDS 403(b)(7)
================================================================================

--------------------------------------------------------------------------------
(Select One)            |_| INITIAL DESIGNATION OF BENEFICIARY
                        |_| CHANGE IN BENEFICIARY
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
1. EMPLOYEE DATA

Name of Employee ____________________________ Telephone Number _________________

Address _____________________________________ Account Number ___________________

        _____________________________________ Social Security Number ___________

Date of Birth _______________________________ Name of Employer _________________
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
2. CURRENT MARITAL STATUS

    |_|     I Am Not Married
            I understand that if I become married in the future, my spouse will be my primary beneficiary unless I complete a new Designation of Beneficiary form and my spouse consents to my designation.

    |_|     I Am Married
            I understand that my spouse will be my primary beneficiary. However, I understand I may designate a primary beneficiary other than my spouse on the space below if my spouse signs Section 3 below entitled "Spousal Signature."
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
3. SPOUSAL SIGNATURE (Required only in community property states when designted beneficiary is other than spouse.)

        The signature of the spouse must be witnessed by a notary public.

WITNESS: Subscribed and sworn to before me on this ____ day of ___________, 19__

         NOTARY SIGNATURE_______________________________________________________

         EMPLOYEE SIGNATURE_____________________________________ DATE___________

         WITNESS SIGNATURE______________________________________ DATE___________

I consent to the designation of beneficiary below. I understand that if anyone other than me is designated as primary beneficiary on this form, I am waiving any rights I may have to receive benefits under the plan when my spouse dies.

PARTICIPANT'S SPOUSE S SIGNATURE_____________________________DATE_______________
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
4. PARTICIPANT'S SIGNATURE
--------------------------------------------------------------------------------
The payor may rely fully on this designation and I agree to promptly notify the payor if there is any change in the status of any primary or contingent beneficiary.

PARTICIPANT'S SIGNATURE_______________________________________DATE______________
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
5. DESIGNATION OF BENEFICIAIRES

The following individual(s) shall be my beneficiary(ies). (Please check primary or contingent for each individual beneficiary.) If neither is checked, the individual will be deemed to be a primary beneficiary.

If any primary or contingent beneficiary dies before me, his or her interest and the interest of his or her heirs shall terminate completely, and the percentage share of any remaining beneficiary(ies) shall be increased on a pro rata basis. If no primary beneficiary(ies) survive me, the contingent beneficiary(ies) shall acquire the designated share of my 403(b).

                     =====================================

Primary  |_|  Contingent |_|

NAME___________________________________ SOCIAL SECURITY NO._____________________

ADDRESS________________________________ DATE OF BIRTH_____________SHARE________%

_______________________________________ RELATIONSHIP___________________________

Primary  |_|  Contingent |_|

NAME___________________________________ SOCIAL SECURITY NO._____________________

ADDRESS________________________________ DATE OF BIRTH_____________SHARE________%

_______________________________________ RELATIONSHIP___________________________

Primary  |_|  Contingent |_|

NAME___________________________________ SOCIAL SECURITY NO._____________________

ADDRESS________________________________ DATE OF BIRTH_____________SHARE________%

_______________________________________ RELATIONSHIP___________________________

Primary  |_|  Contingent |_|

NAME___________________________________ SOCIAL SECURITY NO._____________________

ADDRESS________________________________ DATE OF BIRTH_____________SHARE________%

_______________________________________ RELATIONSHIP___________________________

--------------------------------------------------------------------------------

================================================================================
                       ZWEIG/EUCLID MUTUAL FUNDS 403(b)(7)
                      TRANSFER/DIRECT ROLLOVER REQUEST FORM
================================================================================

--------------------------------------------------------------------------------
            (Select One)        |_| Transfer
                                |_| Direct Rollover
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
INSTRUCTIONS

o Complete the Zweig/Euclid Mutual Funds 403(b)(7) Account Application, the Initial Designation of Beneficiary Form and the Transfer / Direct Rollover Request Form.

o If you are liquidating an insurance company annuity contract, enclose the contract and a signed cash surrender form (this can be obtained from the insurance company)

o Be sure to sign all Forms. A Signature Guarantee may be required for the Transfer Request Form by the Transferor/Resigning Trustee/Custodian. Be sure to check with them.

o     Send all forms to:          State Street Bank and Trust Company
                                  P.O. Box 8505
                                  Boston, MA   02266-8505

o     Questions regarding this Form should be directed to 1 (800) 272-2700
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
1.          (Select One)            |_| Transfer
                                    |_| Direct Rollover
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
2. PARTICIPANT DATA

Name________________________________________Date of Birth_______________________

Address_____________________________________Phone_______________________________

City________________________________________State_____________Zip Code__________

Social Security Number__________________________________________________________

Employer Name __________________________________________________________________
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
3. TRANSFEROR/RESIGNING TRUSTEE OR CUSTODIAN DATA

Name of Resigning Trustee_______________________________________________________

Name of Contact Person__________________________________________________________

Address_____________________________________Phone_______________________________

City________________________________________State_____________Zip Code__________

Account Name________________________________SSN_________________________________
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
4 INSTRUCTIONS TO TRANSFEROR TRUSTEE/CUSTODIAN

|_| Liquidate my annuity contract and forward a check payable to State Street Bank and Trust Company for the net surrender proceeds. Provide Annuity Contract Policy Number__________________________

|_| Liquidate ALL Mutual Fund Shares and forward a check made payable to State Street Bank and Trust Company for the proceeds.

|_| Liquidate ONLY the Mutual Fund Shares listed below and forward a check made payable to State Street Bank and Trust Company for the proceeds.

________________________________________________________________________________
Name of Investment              Account No.             $ or % to Transfer

________________________________________________________________________________
Name of Investment              Account No.             $ or % to Transfer

________________________________________________________________________________
Name of Investment              Account No.             $ or % to Transfer
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
5. ZWEIG/EUCLID MUTUAL FUNDS INVESTMENT SELECTION - I elect to have my contributions invested as follows:

      A.  Fund Name:__________________________________________________

                        |_|  Class A     |_| Class B     |_| Class C

      B.  Fund Name:__________________________________________________

                        |_|  Class A     |_| Class B     |_| Class C

      C.  Fund Name:__________________________________________________

                        |_|  Class A     |_| Class B     |_| Class C
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
6. SIGNATURE I hereby request a Transfer or Direct Rollover of my 403(b) Plan to the Zweig/Euclid Mutual Funds 403(b)(7) Tax-Sheltered Custodial Account. I agree to submit additional information if requested to effectuate this transaction.

Participant_______________________________________________________Date__________

Signature Guarantee (if required)_______________________________________________
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
WITHHOLDING

Do not withhold Federal Income Tax or State Income Tax since withholding election does not apply to Revenue Ruling 90-24 transfers
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
STATE STREET BANK AND TRUST COMPANY accepts its appointment as Custodian.

State Street Bank and Trust Company________________________________Date_________
--------------------------------------------------------------------------------

================================================================================
                       ZWEIG/EUCLID MUTUAL FUNDS 403(b)(7)
                            DISTRIBUTION REQUEST FORM
================================================================================

--------------------------------------------------------------------------------
Mail this distribution request form to:    State Street Bank & Trust Company
                                           P.O. Box 8505
                                           Boston, MA 02266-8505
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
SEE IMPORTANT INFORMATION ON PAGE 11C BEFORE YOU COMPLETE THIS REQUEST FORM
 Questions should be directed to Zweig/Euclid Shareholder Servicing at 1 (800) 272-2700.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
1. GENERAL INFORMATION

Name of Employer________________________________________________________________

Address ________________________________________________________________________

City ________________________________________________ State _____Zip Code_______

Name of Participant or Beneficiary __________________ Date of Birth ____________

Home Address ________________________________________ Phone Number _____________

City ________________________________________________ State _____Zip Code_______

Social Security Number ______________________________ Account Number ___________
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
2. DISTRIBUTION SELECTION (See Section 3 if you are age 70 1/2)

|_| Normal Retirement Age   |_| Disability   |_| Death   |_| Termination of
Employment  |_| Hardship

|_| Other ______________________________________________________________________

Form of Payment: (select one)

      |_|   Single Sum Cash Payment - Amount $______________

      |_|   Partial Payment - Amount $__________________________

      |_| Systematic Withdrawal Plan - You may receive a check periodically as you indicate below. The minimum is $25. There must be a minimum of $5,000 in the selected Series to initiate the plan. Under this plan dividends and distributions must be reinvested.

            |_| Monthly     |_| Quarterly    |_| Semi-Annually    |_| Annually

            Star Date:  Month_______________         Year_________________

            Amount of Distribution $______________________
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
3.DISTRIBUTION SELECTION FOR PARTICIPANTS ATTAINING AGE 70 1/2

Shareholders must begin to take a "REQUIRED MINIMUM DISTRIBUTION" by April 1 of the year following the calendar year in which the participant reaches age 70 1/2. However, in the case of governmental or church plans the required beginning date is the later of April 1 of the year following the calendar year in which the participant reaches age 70 1/2 or April 1 of the calendar year following the calendar year in which the participant retires, which ever is later. Please check with your employer.

Form of Payment: (select one)

      |_|   Single Sum Cash Payment - Amount $______________

      |_|   Partial Payment - Amount $__________________________

      |_|   Systematic Withdrawal Plan (See box 2 for a description of the Plan)

            |_| Monthly     |_| Quarterly    |_| Semi-Annually    |_| Annually

            Star Date:  Month_______________         Year_________________

            The Amount of Distribution: (Select One)

            |_| Provided by the participant  $______________ or,

            |_| As calculated by the Custodian based upon: |_| Individual
                                                               Life Expectancy
                                                           |_| Joint Life
                                                               Expectancy

                  (I elect |_| to |_| not to recalculate the life expectancy used to determine required minimum distribution)

If you checked "Joint Life Expectancy" please answer the following questions:

Name of Oldest Primary Beneficiary ________________________ S.S.N. _____________

Date of Birth _____________________________________________ Relationship _______
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
4. WITHHOLDING ELECTION

This Withholding Election section only applies (for Federal withholding purposes) to distributions that are not eligible rollover distributions. See the Withholding Notice and Instructions on page 11C. If the box below is checked, Federal and State (if applicable) income tax will not be withheld from your distribution.

       |_| Do not withhold Federal Income Tax
       |_| Do not withhold State Income Tax
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
5. SIGNATURES

I hereby request payment from the 403(b) plan designated above in the manner indicated.

I certify that all information provided by me is true and accurate, and I agree to submit additional information if requested by the Employer or Payor. No tax advice has been given to me by either the Employer or Payor. All decisions regarding this payout are my own. I expressly assume the responsibility for any adverse consequences which may arise from this distribution and I agree that the Employer and Payor shall in no way be responsible for those consequences.

Participant or Beneficiary Signature ___________________________ Date __________

Payor Signature ________________________________________________ Date __________
--------------------------------------------------------------------------------

                     IMPORTANT INFORMATION AND INSTRUCTIONS

       INSTRUCTIONS FOR DIRECT ROLLOVER OF ELIGIBLE ROLLOVER DISTRIBUTIONS

Payments from the 403(b) plan that are eligible rollover distributions can be taken in two ways. You may have all or any portion of your eligible rollover distribution either (1) paid in a direct rollover to an IRA or another 403(b) plan or (2) be paid to you. If you chose to have your plan benefit paid to you, you will receive only 80% of the payment, because the Payor is required to withhold 20% of the payment and send it to the IRS as income tax withholding to be credited against your taxes. You cannot waive that withholding.

Eligible rollover distributions are all distributions from the plan except the following:

o     required minimum distributions;

o certain distributions that are part of a series of equal (or almost equal) periodic payments that will last for your lifetime (or joint lives of you and your beneficiary) or for a specified period of 10 years or more;

o     distributions to nonspouse beneficiaries of deceased participants; and

o     distributions of after-tax employee contributions.

If you want the Payor to make a direct rollover of your plan payment to an IRA or another 403(b) plan, you must provide certain information about that IRA or 403(b). The Payor will specify that information. The Payor may ask you to complete and attach a Zweig/Euclid Mutual Funds Transfer/Direct Rollover Request or similar form.

WITHHOLDING NOTICE AND INSTRUCTIONS

Distributions from your 403(b) plan are subject to Federal (and in some cases, State) income tax withholding. For some distributions, you can elect not to have withholding apply. However, you cannot waive withholding on any eligible rollover distribution that is paid to you. See the information above for the definition of eligible rollover distribution and a description of the mandatory 20% withholding.

DISTRIBUTIONS THAT ARE NOT ELIGIBLE ROLLOVER DISTRIBUTIONS

Election of No Withholding

If your distribution is not an eligible rollover distribution (see the definition of eligible rollover distribution above) you may elect not to have withholding apply. Check the withholding box (or boxes) if you do not want any Federal (or State, if applicable) income tax withheld from your distribution. Even if you do not have income tax withheld, you are liable for payments of income tax on the taxable portion of your distribution. You also may be subject to tax penalties under the estimated tax payment rules if your payments or estimated tax and withholding, if any, are not adequate.

Periodic Distributions

For purposes of the withholding rules on distributions that are not eligible rollover distributions, a periodic distribution is one that is includible in your income for tax purposes and that you receive in installments at regular intervals (e.g., annually, quarterly, monthly, etc.) over a period of time (generally, at least 10 years).

Periodic distributions are treated as wages for purposes of withholding. If you do not waive withholding on your periodic distributions, Federal income tax will be withheld from each payment as if you were a married individual claiming three withholding allowances. However, you can change the amount of the withholding by filling in the blanks below:

Number of allowances on which withholding is to be computed. ___________________

Additional dollar amount to be withheld from each payment $_____________________

Non-periodic Distributions

If you do not waive withholding on any non-periodic distribution that is not an eligible rollover distribution, Federal income tax will be withheld at the rate of 10% unless you specify a greater rate here: Rate: ______% (not less than 10%)

CAUTION: Remember that there are penalties for not paying enough tax during the year, either through withholding or estimated tax payments. New retirees, especially, should see Publication 505. It explains the estimated tax requirements and penalties in detail. You may be able to avoid quarterly estimated tax payments by having enough tax withheld from your pension or annuity using Form W4-P.

================================================================================
(SAMPLE only)         ZWEIG/EUCLID MUTUAL FUNDS 403(b)(7)
                            SALARY DEFERRAL AGREEMENT
================================================================================

--------------------------------------------------------------------------------
INSTRUCTIONS

Please contact your employer regarding the implementation of salary deferral. This form is merely a sample salary deferral agreement. Your employer may provide you with a salary deferral agreement which is more appropriate. If your employer does not provide you with such a form, you may use this sample salary deferral agreement. Please send this sample salary deferral agreement to your employer if the employer does not provide you with a form.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
1.PARTICIPANT INFORMATION

Name___________________________________________SSN______________________________

Address________________________________________Phone____________________________

City___________________________________________State__________Zip Code__________
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
2. EMPLOYER INFORMATION

Name of Employer________________________________________________________________

Address_________________________________________________________________________

City___________________________________________State___________Zip Code_________
--------------------------------------------------------------------------------

I, the undersigned Participant, hereby agree to defer the following amount or percentage of my pay into a 403(b)(7) Tax-Sheltered Custodial Account each pay period by way of payroll deduction: (check and complete one)

|_| $_______________  Specify dollar amount

|_| ________________  % Specify percentage of pay

|_| I wish to change my deferral to __________% or $________ of my compensation
    (do not complete both) per pay period

|_| I decline participation

Date effective: ____________

I agree that my pay will be reduced by the amount or percentage I have indicated above and that my employer will contribute dollars to my Zweig/Euclid Mutual Funds 403(b)(7) Tax-Sheltered Custodial Account. Employer must send the contribution to State Street Bank and Trust Company, P.O. Box 8505, Boston, MA 02266-8505. Please be sure to provide the Zweig or Euclid Mutual Fund Account Number.

This Salary Deferral Agreement is effective only with respect to compensation not yet earned by the Participant, and not with respect to compensation already earned by the Participant on the date of execution of the Agreement. The Employer or the Participant may terminate this Agreement at any time, with respect to compensation not yet earned by the Participant at the date of termination, by giving written notice to the other party. The Participant may make only one Salary Deferral Agreement with the employer during any taxable year of the Participant. This means that, after termination of this Agreement, the Participant may reinstate this Agreement (with the same or a different salary deferral amount) in any taxable year of the Participant following the taxable year in which the Agreement was terminated. Also, the Participant may modify the amount of salary deferral elected above at any time by giving the Employer written notice specifying the new salary deferral amount; however, any such modification may not be made during the same taxable year of the Participant in which the Participant originally signed a Salary Deferral Agreement or in any taxable year of the Participant during which the Participant has already modified his or her salary deferral amount.

--------------------------------------------------------------------------------
SIGNATURES

This agreement shall be effective for the pay period which begins on
(Date)____________________________________.

________________________________________________________________Date____________
Signature of Participant

________________________________________________________________Date____________
Signature of Employer

Title
--------------------------------------------------------------------------------

                                   ----------
                                     SPONSOR
                                   ----------

                            Zweig/Euclid Mutual Funds
                                900 Third Avenue
                                   31st Floor
                               New York, NY 10022

                               -------------------
                                 TRANSFER AGENT
                               -------------------

          (Mailing Address)                (Courier Address)

          Street Bank and Trust Company    State Street Bank and Trust Company
          P.O. Box 8505                    2 Heritage Drive
          Boston, MA  02266-8505           3rd Floor
                                           North Quincy, MA  02171

          ALL QUESTIONS SHOULD BE DIRECTED TO 1-(800) 272-2700

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                  This booklet is authorized for use only when
                accompanied or preceded by a current prospectus.
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